Exhibit 10.4

MP Materials Corp.
2020 Stock Incentive Plan
Non-Employee Director
Restricted Stock Unit Award Notice
[Name of Holder]
You have been awarded a restricted stock unit award with respect to shares of common stock of MP Materials Corp., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”) and the Non-Employee Director Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:	You have been awarded a restricted stock unit award with respect to ____ shares of Common Stock, par value $0.0001 per share, subject to adjustment as provided in the Plan.

Grant Date:	______

Vesting Schedule:	Except as otherwise provided in the Plan or the Agreement, 100% of the Award shall vest on the earlier of (i) the one-year anniversary of the Grant Date and (ii) the next annual meeting of the Company’s shareholders following the Grant Date (the earlier of such dates the “Vesting Date”), provided that you continuously serve as a Non-Employee Director through the Vesting Date and subject to the terms of the Agreement.

MP MATERIALS CORP.

By:_________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to MP Materials Corp. (or electronically accepting this Award Notice within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect, which electronic acceptance shall constitute the Holder’s electronic signature for all purposes under the Agreement), I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me, and agree (a) to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring me to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award, (b) that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, and (c) to accept as binding, conclusive and final all decisions or interpretations of the Committee on questions relating to the Plan and the Agreement.

______________________________
Holder

______________________________
Date

MP Materials Corp.
2020 Stock Incentive Plan

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

MP Materials Corp., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (together with the Award Notice, the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Award Notice.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing (manually or electronically) the Award Notice and returning the original execution copy of the Award Notice to the Company.
2.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of any date that the Company pays an ordinary cash dividend with respect to shares of Stock, the Company shall credit the Holder with a dollar amount equal to (i) the per share cash dividend paid by the Company on its shares of Stock on such date, multiplied by (ii) the total number of shares of Stock (with such total number adjusted pursuant to Section 5.7 of the Plan) subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing sentence shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original portion of the Award to which they relate; provided, however, the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 2 with respect to any portion of the Award which, immediately prior to the record date for that dividend, has either been settled pursuant to Section 4 or terminated pursuant to Section 3.
3.Restriction Period and Vesting.
3.1.    Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder continuously serves as a Non-Employee Director through the Vesting Date. The period of time prior to such vesting shall be referred to herein as the “Restriction Period.”

3.2.     Termination of Service.
a.Death or Disability. If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then in either case, the Award shall be 100% vested upon such termination of service. For purposes of this Award, “Disability” shall mean the Holder’s absence from the Holder’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Holder’s incapacity due to physical or mental illness.
b.Termination of Service other than due to Death or Disability. If the Holder’s service as a Non-Employee Director terminates for any reason other than as specified in Section 3.2(a), then the Award shall be immediately forfeited by the Holder and cancelled by the Company unless otherwise determined by the Board in connection with such termination.
3.3.    Change in Control. Upon a Change in Control, the Restriction Period shall lapse, and the Award shall become fully vested.
4.Issuance or Delivery of Shares and Settlement of Dividend Equivalent Rights. Subject to any deferral election submitted by the Holder in accordance with Section 409A of the Code (the “Deferral Election”), the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Holder within 30 days following the earliest to occur of: (i) June 15th following the fifth (5th) anniversary of the Vesting Date (as specified in the Award Notice); (ii) a “change in control event” within the meaning of Section 409A of the Code; and (iii) the date of the Holder’s separation from service (the earliest of such dates the “Payment Date”). If a Deferral Election has been made, shares of Stock shall be issued or delivered and Dividend Equivalent Rights shall be paid in accordance with the Deferral Election. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery. Cash for the Dividend Equivalent Rights related to shares of Stock transferred on the Payment Date, if any, shall also be paid to the Holder on the Payment Date. Prior to the issuance to the Holder of the shares of Stock subject to the Award or the payment of any Dividend Equivalent Rights, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.
5.Transfer Restrictions and Investment Representation.
5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares of Stock and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.Additional Terms and Conditions of Award.
6.1.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
6.3.    Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued service as a Non-Employee Director.

6.4.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.5.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.6.    Taxation. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award, and no provision of this Agreement shall be interpreted or construed to transfer any such tax consequences imposed on the Holder, including any liability due to a failure to comply with the applicable requirements of Section 409A of the Code, from the Holder or any other individual to the Company or its subsidiaries, affiliates or successors. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be administered and construed accordingly, and each settlement hereunder shall be considered a separate payment under Section 409A of the Code. Whenever this Agreement specifies a period for the transfer of shares of Stock or payment of cash to the Holder, the actual date of transfer or payment within such specified period shall be within the sole discretion of the Company, and the Holder shall have no right (directly or indirectly) to determine the year in which such transfer or payment is made. To the extent that the Award is subject to Section 409A of the Code, (i) if any agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock or any cash payment shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code and (ii) in the event a transfer or payment period straddles two consecutive calendar years, the date of transfer of shares of Stock or payment of cash shall be made in the later of such calendar years.
6.7.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to MP Materials Corp., Attn: General Counsel, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV  89119, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.8.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.9.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.10.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.11.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.12.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.13.Counterparts. The Award Notice may be executed (manually or electronically) in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. A facsimile, pdf, DocuSigned or other electronic signature will have the same force and effect as an original.